EXHIBIT 24 - POWER OF ATTORNEY

POWER OF ATTORNEY

CANANDAIGUA NATIONAL CORPORATION

KNOW ALL BY THESE PRESENTS, that I, the undersigned, hereby constitute and appoint each of Robert L. Simpson, and Steven H. Swartout, each of them severally, to be my true and lawful attorneys-in-fact and agents, each acting alone with full power of substitution and re-substitution, to:

(1)

to execute and file, for and on behalf of the undersigned, in the undersigned’s capacity as director and/or officer of the Company, the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Report”) of Canandaigua National Corporation (the “Company”) under the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”), and any one or more amendments to any part of the Report that may be required to be filed under the Exchange Act (including the financial statements, schedules, and all exhibits and other documents filed therewith or constituting a part thereof) and to any part or all of any amendment(s) to the Report, whether executed and filed by the undersigned or by any of the foregoing attorneys-in-fact;

(2)

take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the “Commission”), or other governmental entity or self-regulatory organization, which the foregoing attorneys-in-fact deem necessary or advisable to comply with the Exchange Act and the rules and regulations or orders of the Commission adopted or issued pursuant thereto, to the end that the Report shall be properly filed under the Exchange Act;

(3)

execute for and on behalf of the undersigned, on behalf of the undersigned as a result of the undersigned’s capacity as director and/or officer of the Company, Form ID, Forms 3, 4, and 5, and Schedule 13D or G (collectively, the “Forms”) in accordance with Sections 13 and 16(a) of the Exchange Act;

(4)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such Forms and timely file such Forms with the Commission and any stock exchange or similar authority and the Company’s secretary;

(5)

subject to the approval of the Company’s proposed 2011 Omnibus Incentive Plan (the “Plan”) by the Company’s shareholders, execute and file, for and on behalf of the undersigned, in the undersigned’s capacity as director and/or officer of the Company, a Registration Statement on such Form as may be appropriate under the Securities Act of 1933, as amended (the “Securities Act”) for the purpose of registering the securities to be issued under the Plan, and a prospectus in compliance with the Securities Act, and such amendments thereto as may be required or appropriate;

(6)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Registration Statement, a prospectus in compliance with the Securities Act, and such amendments thereto as may be required or appropriate, and timely file such documents with the Commission; and

(7)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally

2012

present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, and the undersigned will provide to the attorneys-in-fact timely and accurate information necessary for filing of the Forms.  The attorneys-in-fact are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the Securities Act or the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Forms with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

The undersigned understands and acknowledges that the Commission requires any electronic requests for a Form ID and/or Passphrase be authenticated. The undersigned hereby confirms the authenticity of any such electronic request submitted for a Form ID and/or Passphrase, or any update thereto, by any of the foregoing attorneys-in-fact on or after the date hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this  11th day of January, 2012

see below                                           *

Print Name:

/s/

George W. Hamlin, IV

Robert G. Sheridan

Richard C. Fox

Daniel P. Fuller

Frank H. Hamlin, III

Stephen D. Hamlin

Richard P. Miller, Jr.

Caroline C. Shipley

Sue S. Stewart

Alan J. Stone

STATE OF NEW YORK)

COUNTY OF ONTARIO) ss.:

On the    *    day of January  in the year 2012 before me, the undersigned a notary public in and for the State of New York, personally appeared            *             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

           *                                                *

Notary Public

*various